Exhibit 10.29



                             SECOND LOAN MODIFICATION AGREEMENT


         This Second Loan Modification Agreement ("this Agreement") is made as of May 16, 1996 between Micrion Corporation, a Massachusetts corporation (the "Borrower") and Fleet National Bank (successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

      1. Reference is made to (i) that certain letter agreement dated October 21, 1994 between the Borrower and Fleet Bank of Massachusetts, N.A., as amended by Loan Modification Agreement dated as of December 1, 1995 (as so amended, the "Letter Agreement") the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder); (ii) that certain $5,000,000 face principal amount promissory note dated December 1, 1995 (the "1995 Revolving Note") made by the Borrower and payable to the order of Fleet Bank of Massachusetts, N.A.; and (iii) that certain $10,000,000 face principal amount promissory note of even date herewith (the "1996 Revolving Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement and the 1996 Revolving Note are hereinafter collectively referred to as the "Financing Documents". The aforesaid December 1, 1995 Loan Modification Agreement is hereinafter referred to as the "1995 Modification".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

            a.   By deleting in its entirety the third sentence of
Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                    "The Revolving Loans shall be evidenced by that certain $10,000,000 face principal amount promissory note (the 'Revolving Note') dated May 16, 1996 made by the Borrower and payable to the order of the Bank."

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1996 Revolving Note.

            b. By deleting from the first sentence of Section 1.4 of the Letter Agreement the amount "$5,000,000" (which amount was inserted by the 1995 Modification) and by substituting in its stead the following:

                    "$10,000,000"

            c. By deleting in their entireties Sections 3.8 - 3.10, inclusive, of the Letter Agreement and by substituting in their stead the following:




                "3.8. Net Worth. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at March 31, 1996) a consolidated Tangible Net Worth which shall be not less than the then-effective TNW Requirement. As used herein, the 'TNW Requirement' will be deemed to have been $22,500,000 as at December 31, 1995; and as at the last day of each fiscal quarter thereafter beginning with March 31, 1996 (each, a 'Determination Date') the TNW Requirement will be deemed to become an amount equal to the sum of: (i) that TNW Requirement in effect on the last day of the immediately preceding fiscal quarter, plus (ii) 80% of the consolidated Net Income of the Borrower and Subsidiaries during the fiscal quarter ending at such Determination Date (but without giving effect to any Net Income which is less than zero for any fiscal quarter), plus (iii) 80% of the net proceeds of any equity securities sold by the Borrower (other than stock issued in connection with the KLA Settlement, as defined below) during the fiscal quarter ending at such Determination Date.

                3.9. Current Radio. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its result as at March 31, 1996) a ratio of consolidated Current Assets to consolidated Current Liabilities, which ratio shall be not less than 1.75 to 1.

                3.10.   Profitability.   The  Borrower  will  achieve
                quarterly consolidated Adjusted Net Income of at least $1.00 for each fiscal quarter, commencing with its results for the fiscal quarter ending March 31, 1996. For each 12-month period ending on a Determination Date (as defined above), commencing with the 12-month period ending June 30, 1996, the Borrower will achieve consolidated Adjusted Net Income of not less than the following: not less than $2,000,000 for the 12- month period ending September 30, 1996; not less than $4,000,000 for the 12-month period ending December 31, 1996; and not less than






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               $5,000,000  for the 12-month  period ending March 31,
               1997 and for each 12-month period ending on each subsequent Determination Date."

            d. By deleting from clause (v) of Section 4.1 of the Letter Agreement the amount "$1,500,000" and by substituting in its stead the following:

               "$5,000,000"

            e. By deleting the period at the end of the first sentence of
Section 6.3 of the Letter Agreement (as amended by the 1995 Modification) and by substituting in its stead the following:

               "; provided further that commencing with the quarterly payment of facility fees due July 1, 1996 and for each quarterly payment thereafter the non-refundable quarterly facility fee will be $12,500 per fiscal quarter and the Borrower will also pay on May 16, 1996 an additional $3,194.44, representing the increase in facility fees for the period May 16, 1996 through June 30, 1996."

            f. By inserting into Section 7.1 of the Letter Agreement, immediately before the definition of "Aggregate Bank Liabilities", the following:

               "'Adjusted Net Income' (or 'Adjusted Net Loss') -
               For any fiscal period, the sum of (i) the
               Borrower's consolidated Net Income (or consolidated Net Loss, expressed as a negative number) for such fiscal period, plus (ii) the amount of any one-time charge recognized by the Borrower during such fiscal period arising from the KLA Settlement (but only to the extent that same results from the issuance of Common Stock pursuant to the KLA Settlement or from certain one-time cash charges relating to the KLA Settlement; provided that such cash charges shall not exceed $250,000 in the aggregate) and actually deducted on the books of the Borrower for the purpose of determining the Borrower's consolidated Net Income (or consolidated Net Loss, as the case may be) for such fiscal period."













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          g. By  deleting  from  the  definition  of  "Expiration  Date"
appearing in Section 7.1 of the Letter Agreement the date "December 1, 1996" (such date having been inserted by the 1995 Modification) and by substituting in its stead the following:

               "December 1, 1997"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be December 1, 1997.

            h. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Indebtedness", the following:

               "'KLA Settlement' - The settlement of certain litigation filed against the Company on December 22, 1993 by KLA Instruments Corporation, as heretofore disclosed by the Borrower to the Bank."

            i. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$5,000,000" (such amount having been inserted by the 1995 Modification) and by substituting in its stead the following:

               "$10,000,000"

         3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1996 Revolving Note, in substitution for the 1995 Revolving Note. The 1996 Revolving Note is a $10,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1996 Revolving Note.

         5. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

            a. The execution, delivery and performance of this Agreement and the 1996 Revolving Note have been duly authorized by the Borrower by all necessary corporate






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and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower.

            b. The Borrower has duly executed and delivered each of this Agreement and the 1996 Revolving Note.

            c. Each of this Agreement and the 1996 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

            d. The statements, representations and warranties made in the Letter Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

            e. The covenants and agreements of the Borrower contained in the Letter Agreement have been complied with on and as of the date hereof.

            f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

            g. Except as heretofore disclosed in writing to the Bank, no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual financial statements of the Borrower dated June 30, 1995, heretofore furnished to the Bank.

         6. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         7. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.













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         Executed,  as an  instrument  under seal,  as of the day and year first above written.

                                                 MICRION CORPORATION


                                                 By:    /s/ David M. Hunter
                                                        David M. Hunter
                                                        Vice President, Finance
                                                        and Administration


Accepted and agreed:

FLEET NATIONAL BANK


By:      /s/ Thomas W. Davies
         Thomas W. Davies
         Vice President


1-292225






























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